UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 8, 2026
BellRing Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39093		87-3296749
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

1 N Brentwood Blvd., Suite 1550	St. Louis	Missouri	63105
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (314) 644-7652
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BRBR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2026, BellRing Brands, Inc. (the “Company”) announced that, following a comprehensive external search process, the Company’s Board of Directors (the “Board”) has appointed Michael Axelrod as the Company’s President and Chief Executive Officer, and as a member of the Board, effective as of July 29, 2026 (the “Effective Date”). Mr. Axelrod succeeds Darcy H. Davenport, who will resign as a member of the Board, retire as President and Chief Executive Officer, and transition to the role of advisor to the Company effective as of the Effective Date pursuant to the terms of her previously disclosed Transition and Advisory Agreement.

Mr. Axelrod, 58, most recently served as CEO of Snak King, a leading manufacturer of branded and private label salty snacks since July 2025. He was previously the CEO of Del Real Foods from 2019 to 2025, where he oversaw significant revenue growth, national expansion and operational improvements. Prior to Del Real Foods, he spent two years as CEO of Passport Food Group and five years at TreeHouse Foods as President, Condiments Division and Chief Operating Officer, Bay Valley Foods. Earlier in his career he held executive roles at Whirlpool Corporation, Kraft Foods, McCain Foods and Pactiv Corporation (acquired by Reynolds Consumer Products). He began his career at Boston Consulting Group leading strategy engagements for consumer and retail clients. He holds an honors bachelor’s degree from the University of Western Ontario Ivey Business School and a Master of Business Administration from the Northwestern University Kellogg School of Management.

Mr. Axelrod will receive an annual base salary of $1,000,000 and will be eligible to earn an annual cash bonus with a target opportunity equal to 100% of his annual base salary, pro-rated for the 2026 fiscal year, with actual payout ranging from 0% to 150% of target based on the Company’s performance against Board-approved performance metrics and subject to the terms of the Company’s Senior Management Bonus Program. Mr. Axelrod will receive a housing allowance and car allowance equal to an aggregate post-tax amount of $10,000 per month, and will be reimbursed for reasonable business expenses incurred, including air travel expenses incurred for travel between his home and the Company’s office, in accordance with Company policy. The Company will reimburse Mr. Axelrod up to $20,000 in reasonable attorney fees incurred in connection with reviewing the terms of his employment with the Company.

In addition, on or as soon as reasonably practicable following the Effective Date, Mr. Axelrod will receive an equity award under the Company’s 2019 Long Term Incentive Plan (the “2019 LTIP”) with a grant date fair value equal to $4,750,000, 40% of which will be comprised of restricted stock units (“RSUs”) and 60% of which will be comprised of performance-based RSUs (“PRSUs”). The RSUs granted to Mr. Axelrod will vest in three substantially equal annual installments beginning on the first anniversary of the grant date, subject to continued employment through each applicable vesting date. The PRSUs will be subject to a three-year performance period and will vest at the end of the performance period based on the total shareholder return of the Company’s Common Stock during such performance period compared to the total shareholder return of the common stock of companies included in an industry peer group.

The material terms of the RSU and PRSU award agreements are substantially consistent with the forms of RSU and PRSU award agreements previously filed by the Company as exhibits to its Form 10-Q for the quarterly period ended March 31, 2022, and incorporated by reference herein, which description is qualified in its entirety by reference to such form agreements.

Severance and Change in Control Agreement

On July 8, 2026, the corporate governance and compensation committee of the Board (the “Committee”) approved the Company’s entry into a Severance and Change in Control Agreement (the “Severance Agreement”) with Mr. Axelrod. Pursuant to the Severance Agreement, Mr. Axelrod will be entitled to receive severance benefits in the event of a termination without “cause” or resignation for “good reason” (each as defined in the Severance Agreement), as follows:

1.Termination without Cause or resignation for Good Reason – non-Change in Control (as defined in the LTIP):

a.2.0 times the sum of base salary plus target annual bonus, paid in installments over 24 months (“CEO Standard Cash Severance”); and

b.        Monthly COBRA premiums for continued healthcare for Mr. Axelrod and his eligible dependents until the earliest of (i) 24 months following termination, (ii) the date he is eligible for coverage under a subsequent employer’s plan and (iii) the date he or his dependents cease to be eligible for COBRA.

2.        Termination without Cause or resignation for Good Reason – 6 months prior to or 24 months following a Change in Control:

a.        3.0 times the sum of base salary plus target annual bonus, paid in a lump sum; provided that the portion equal to the CEO Standard Cash Severance will continue to be paid in installments if required by Section 409A of the Internal Revenue Code of 1986 (the “Code”); and

b.        Monthly COBRA premiums for continued healthcare for Mr. Axelrod and his eligible dependents until the earliest of (i) 36 months following termination, (ii) the date he is eligible for coverage under a subsequent employer’s plan and (iii) the date he or his dependents cease to be eligible for COBRA.

As a condition to receiving severance, Mr. Axelrod must execute, deliver and not revoke a general release of claims in favor of the Company and its affiliates. In addition, Mr. Axelrod is subject to non-competition and employee and customer non-solicitation covenants that last during employment and for 24 months thereafter. Mr. Axelrod is also subject to standard confidentiality and intellectual property assignment provisions.

The material terms of the Severance Agreement are substantially consistent with the form of Severance and Change in Control agreement previously filed by the Company as an exhibit to its Form 10-Q for the quarterly period ended March 31, 2022, and incorporated by reference herein, which description is qualified in its entirety by reference to such form agreement.

Transaction Bonus Agreement

On July 8, 2026, the Committee approved the Company’s entry into a transaction bonus agreement (the “Bonus Agreement”) with Mr. Axelrod. Pursuant to the Bonus Agreement, upon the occurrence of a “change in control” (as defined in the LTIP), Mr. Axelrod will be entitled to receive a cash payment equal to 100% of his annual salary (the “Transaction Bonus”).

The Transaction Bonus will be paid in a lump sum upon or within 30 days following the change in control, subject to Mr. Axelrod’s continued employment through the payment date. However, if Mr. Axelrod’s employment is terminated without “cause” or he resigns for “good reason” (each as defined in the Severance Agreement), in either case, prior to the payment date but following the date the Company has entered into an agreement the consummation of which would result in a change in control, he will remain entitled to receive the Transaction Bonus upon or within 30 days following the change in control.

The material terms of the Bonus Agreement are substantially consistent with the form of transaction bonus agreement previously filed by the Company as an exhibit to its Form 10-K for the fiscal year ended September 30, 2024, and incorporated by reference herein, which description is qualified in its entirety by reference to such form agreement.

Gross-Up Agreement

On July 8, 2026, the Committee approved the Company’s entry into a gross up agreement (the “Gross Up Agreement”) with Mr. Axelrod. Pursuant to the Gross Up Agreement, if it is determined that Mr. Axelrod would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), as a result of any payment in the nature of compensation to or for his benefit, the Company will pay or cause to be paid to Mr. Axelrod a gross-up payment. The gross-up payment will be in an amount sufficient to put Mr. Axelrod in the same after-tax position as though the excise tax under Section 4999 of the Code did not apply.

The material terms of the Gross Up Agreement are substantially consistent with the form of gross up agreement previously filed by the Company as an exhibit to its Form 10-K for the fiscal year ended September 30, 2024, and incorporated by reference herein, which description is qualified in its entirety by reference to such form agreement.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on July 8, 2026 announcing the appointment of Mr. Axelrod as the Company’s President and Chief Executive Officer, and as a member of the Board effective as of the Effective Date, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated July 8, 2026
104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 8, 2026	BellRing Brands, Inc.
(Registrant)

	By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Chief Legal Officer and Corporate Secretary